Neil Dauby, Chairman & CEO neil.dauby@germanamerican.com Brad Rust, President & CFO brad.rust@germanamerican.com Scan for electronic presentation GABC 3rd Quarter 2026 Hovde Group Financial Services Conference November 5, 2026 1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS When used in this presentation and our oral statements, the words or phrases “believe,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this presentation, and we do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur in the future. By their nature, these statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those anticipated in the statements. Factors that could cause actual results and performance to vary materially from those expressed or implied by any forward-looking statement include those that are discussed in Item 1, “Business – Forward Looking Statements and Associated Risk,” and Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for 2025 as updated and supplemented by our other SEC reports filed from time to time. 2

Company Overview 5th Largest Bank Headquartered in Indiana • Founded in 1910 • Headquartered in Jasper, IN • Publicly Traded on NASDAQ under GABC • $8.4 Billion in Assets • $4.4 Billion in Wealth Management Assets Under Management • 93 Offices in Indiana, Kentucky and Ohio serving Rural, Suburban and Urban Markets • Market Cap $1.8 Billion • Average 3-month Trading Volume ~145,000 • Dividend Yield 2.4% 3

Located in Growing Markets 4 German American Footprint

Why Invest in GABC? 5 Diversified Footprint of Rural, Suburban, and Urban Markets Providing a Strong Deposit Franchise Base Along with Significant Organic Growth Opportunities Existing Platform for Continuous Improvement and Operating Efficiency Infrastructure in Place for Perpetuating Ongoing EPS Growth Consistent Strong Dividend Yield and Dividend Pay-out Capacity Long Term Focus and Investment in Digital Optimization and Delivery Proven Executive Management Team Track Record of Consistent Top Decile/Quartile Financial Performance Proven and Successful Acquirer and Integrator

Proven Acquirer 6

Strong Earnings Per Share Growth 7

Strong Dividend History 8 Fourteen Consecutive Years of Increased Dividends

Strong Stock Performance History 9

Corporate Strategy German American Bank strives to be a high-performing, top decile community bank, that is a trusted partner to our employees, clients, and communities we serve. We balance our strong deposit franchise markets with high-growth potential markets and focus on expanding our Banking and Wealth Management presence through strong relationship building, which drives organic growth. We continue to look for attractive in-market acquisitions, as well as new growth market opportunities to continue our long-term success of high financial performance. 10 Drive Long-Term Shareholder Value Diversified, Low-cost Deposit Franchise Growing EPS Margins and Net Interest Income Profitability Executives with Relentless Focus to Win in our Key Markets Granular & Diversified Loan Portfolio Strong Credit Culture Diversified Non-Interest Revenue Streams led by Strong Wealth Management Team Strong Operating Efficiency with Well-managed and Controlled Expenses Proven Acquirer Great Balance with Strong, Low-cost Rural Deposit Markets and High-growth Lending & Wealth Markets Strong Capital

Executive Leadership Team D. Neil Dauby Chairman & Chief Executive Officer Mr. Dauby serves as Chairman and CEO of German American. He holds a certified public accountant designation and joined German American following a 15-year career in public accounting. He has held Executive and Regional Officer positions within the Company for over 25 years. Bradley M. Rust President & Chief Financial Officer Mr. Rust, President and Chief Financial Officer, has over 30 years of banking industry experience and has held executive officer positions with The Company for the last 20+ years. Amy D. Jackson EVP, Chief Administrative Officer Ms. Jackson serves as Executive Vice President & Chief Administrative Officer. She has over 20 years of banking experience and joined German American through an acquisition where she served at the Chief Operating Officer. Michael F. Beckwith EVP, Chief Banking Officer Mr. Beckwith serves as Executive Vice President, Chief Banking Officer of German American. He holds a certified public accountant designation and joined German American through an acquisition where he served as President and Chief Executive Officer. Bradley C. Arnett EVP, Chief Legal Officer Mr. Arnett serves as Executive Vice President, Chief Legal Officer and Corporate Secretary. Before joining German American, Mr. Arnett practiced law for over 20 years, most recently as a partner at Dentons, a global law firm that has offices throughout Indiana, Kentucky and Ohio. 11

Senior Leadership Team



Brent Sternberg
SVP, Director of Finance & Wealth Management

Mr. Sternberg serves as the Senior Vice President, Director of Finance and Wealth Management, with over 29 years of experience in the financial services industry. He is a CFA charter holder with extensive experience in wealth management, corporate finance, and strategic planning.



Brock Goggins
SVP, Chief Retail Banking Officer

Mr. Goggins, Senior Vice President, Chief Retail Banking Officer, has been with the Bank for over 10 years. He has 17 years of experience in the financial services industry, currently overseeing the performance of all the Company's retail branch network.



Chad Tranter
SVP, Chief Credit Officer

Mr. Tranter joined the bank in 2026 as the Senior Vice President, Chief Credit Officer. He brings over 33 years of commercial banking experience, including commercial lending, commercial credit and agribusiness portfolios for regional and national lending platforms.



Mary Moorhouse
SVP, Chief Risk Officer

Ms. Moorhouse serves as the Senior Vice President, Chief Risk Officer for the Company. She is a Certified Enterprise Risk Professional who oversees enterprise-wide risk management, BSA/AML compliance, physical security, fraud, and CRA compliance.



Brett Gagnon
SVP, Chief Digital Information Officer

Mr. Gagnon joined the Bank in 2026 as Senior Vice President, Chief Digital and Information Officer. He brings extensive experience in digital banking solutions, business enablement tool launches and integrations, M&A, AI and RPA integration, project management and IT framework. Mr. Gagnon is also a General in the United States National Guard.

German American Bancorp, Inc.
12

Period End Loan Trends 13 Weighted Average Loan Rate Per Year 3.94%2021 5.10%2022 5.68%2023 5.86%2024 5.96%2025 Weighted Average Loan Rate Per Quarter 6.06%Q3 2025 5.96%Q4 2025 6.01%Q1 2026 6.06%Q2 2026 6.18%Q3 2026

Floating 34% Fixed 26% 1 YR Adjustable 10% 3 YR + Adjustable 30% Rate Type Segmentation Diversified Loan Portfolio 14 25%$1.531BGreater Columbus & Cincinnati, OH Markets 21%$1.228BGreater Louisville, KY Market 20%$1.190BGreater South Indianapolis, IN Market 15%$913MGreater Evansville, IN Market 13%$749MGreater Jasper, IN Market 6%$378MGreater Bowling Green, KY Market

Net Charge offs/Average Loans 0.11% 0.06% 0.08% 0.05% 0.05% 0.06% 0.05% 0.09% 0.13% 0.16% 2021 2022 2023 2024 2025 0.26% 0.23% 0.15% 0.18% 0.35% 0.34% 0.29% 0.37% 0.49% 0.56% 2021 2022 2023 2024 2025 Nonperforming Assets/Assets Reserve/Gross Loans 1.23% 1.17% 1.10% 1.08% 1.32%1.26% 1.18% 1.18% 1.19% 1.18% 2021 2022 2023 2024 2025 GABC Peer 0.49% 0.38% 0.23% 0.27% 0.50%0.48% 0.38% 0.47% 0.59% 0.71% 2021 2022 2023 2024 2025 Nonperforming Loans/Total Loans Strong Credit Culture Peer is BHCPR Peer Group #2, BHC’s with total average assets between $3 and $10 billion. GABC GABC GABC Peer Peer Peer 15

Diversified, Low-cost Deposit Franchise 16 Period End Total Deposits Trend Cost of Deposits Per Year 0.11%2021 0.24%2022 1.10%2023 1.71%2024 1.66%2025 Cost of Deposits Per Quarter 1.67%09/30/2025 1.56%12/31/2025 1.45%03/31/2026 1.43%06/30/2026 1.43%09/30/2026 24%$1.662BGreater Jasper, IN Market 20%$1.389BGreater Columbus & Cincinnati, OH Markets 19%$1.333BGreater Louisville, KY Market 18%$1.211BGreater Evansville, IN Market 12%$824MGreater South Indianapolis, IN Market 7%$518MGreater Bowling Green, KY Market

Commercial $2,500 million 36% Public Fund $1,309 million 19% Retail $3,128 million 45% Total Deposits as of 09/30/26: $6,937 million 17 26% of Total Deposits are Uninsured and Uncollateralized as of 09/30/2026. Diversified, Low-cost Deposit Franchise

Net Interest Income 18

Maintaining Neutral Rate Risk Position • Neutral balance sheet position provides NII stability • $2.4 billion of loans expected to reprice over next 12 months – $0.7 billion in term loans, weighted rate of 5.41% – $1.7 billion in floating rate loans, weighted rate of 6.61% • $1.0 billion of time deposits mature over next 12 months – Weighted cost of 3.30% 19 Uniquely Positioned to Navigate Uncertainty with Strong Capital & Liquidity

Diversified Non-Interest Revenue 20 As of December 31, 2025 YTD as of September 30, 2026

$1.50 $1.54 $2.05 $2.39 $2.69 $3.00 $0.84 $0.80 $0.92 $1.01 $1.31 $1.41 $2.34 $2.34 $2.97 $3.40 $4.00 $4.41 $- $1 $2 $3 $4 $5 $6 2021 2022 2023 2024 2025 9/30/2026 Bi lli on Assets Under Management WAG AUM ($B) GAIS AUM ($B) Wealth Management Organic Growth 21 • Our planning-centric, advice-based approach has driven nearly 90% growth in both AUM and revenue since 2021 while expanding a stable source of recurring fee-based income. • Financial planning serves as the foundation of client relationships, creating opportunities to deepen household and business relationships. • Our banking franchise provides significant runway for growth through advisor expansion across existing markets, increasing wealth management penetration, client engagement, and recurring fee revenue. Deepening Client Relationships, Driving Organic Growth, and Diversifying Revenue $7.21 $7.22 $8.55 $10.57 $12.12 $8.85 $10.52 $3.11 $2.86 $3.16 $3.84 $4.69 $3.46 $4.00 $10.32 $10.08 $11.71 $14.41 $16.81 $12.31 $14.52 $- $2 $4 $6 $8 $10 $12 $14 $16 $18 2021 2022 2023 2024 2025 YTD 9/30/2025 YTD 9/30/2026 M ill io n Revenue WAG Revenue ($M) GAIS Revenue ($M)

Strong Operating Efficiency with Well-managed and Controlled Expenses 22 *Reflects certain adjustments. Refer to "Use of Non-GAAP Financial Measures" for additional information, including a reconciliation to the comparable GAAP financial measure. $124,007 $154,191 $144,497 $139,777 $194,953 $145,003 $155,858 54.4% 56.6% 55.1% 54.9% 50.5% 51.2% 49.2% 30.00% 35.00% 40.00% 45.00% 50.00% 55.00% 60.00% $- $50,000 $100,000 $150,000 $200,000 $250,000 2021 2022 2023 2024* 2025* YTD 9/30/2025* YTD 9/30/2026* Noninterest Expense Efficiency Ratio

Strong Capital Position 23 Bank Regulatory Well- Capitalized Guidelines Double-Digit Return on Equity for 21 Consecutive Fiscal Years 8.0% 11.8% 14.3% 15.0% 16.5% 8.7% 12.3% 15.0% 15.7% 17.2% 9.4% 11.5% 13.5% 14.0% 14.9% 9.4% 12.7% 14.3% 14.8% 15.7% TCE Ratio Leverage Ratio CET1 Ratio Total Tier 1 RBC Ratio Total RBC Ratio 12/31/2023 12/31/2024 12/31/2025 9/30/2026 Consolidated Capital Ratios 5% 6.5% 8% 10%

*Reflects certain adjustments. Refer to "Use of Non-GAAP Financial Measures" for additional information, including a reconciliation to the comparable GAAP financial measure. $20.37 $12.50 $16.12 $17.93 $20.08 $20.01 16.38% 19.51% 21.69% 16.73% 19.79% 18.61% 0.00% 5.00% 10.00% 15.00% 20.00% 25.00% $- $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 2021 2022 2023 2024* 2025* 9/30/2026 TBV per Share ROATCE Tangible Book Value Per Share & ROATCE Strong Capital Position 24

3rd Quarter 2026 Financial Review 25

26 • Record Quarterly earnings of $1.03 per share • Record Quarterly return on average assets of 1.83% • Strong Return of Average Tangible Common Equity* (“ROATCE”) of 19.29% • Robust net interest margin of 4.42%; Core* of 4.26% • Linked quarter net interest income increase of $2.3 million, or approximately 3% • Solid loan growth at approximately 4% annualized linked quarter • Low efficiency ratio* of 49.05% • Healthy credit with annualized net charge-offs of 0.04% and non-performing assets of 0.29% of total assets • Strong level of non-interest bearing demand accounts representing 28% of total deposits Q3 ‘26 Financial Results Eff. Ratio: 49.05%ROA: 1.83% Core NIM: 4.26%NIM: 4.42%ROATCE: 19.29% * Represents a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures” contained in this release for additional information, including a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Balance Sheet 4,383 4,471 4,444 4,521 4,557 793 775 768 761 758 603 629 637 650 674 $5,779 $5,875 $5,849 $5,932 $5,989 6.45% 6.44% 6.39% 6.41% 6.50% 5.00% 5.20% 5.40% 5.60% 5.80% 6.00% 6.20% 6.40% - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 3Q25 4Q25 1Q26 2Q26 3Q26 Th ou sa nd s 1,939 1,945 1,927 1,968 1,963 3,714 3,755 3,769 3,676 3,626 444 440 431 432 421 918 850 854 920 927 $7,015 $6,990 $6,981 $6,996 $6,937 1.67% 1.56% 1.45% 1.43% 1.43% -3.00% -2.50% -2.00% -1.50% -1.00% -0.50% 0.00% 0.50% 1.00% 1.50% - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 3Q25 4Q25 1Q26 2Q26 3Q26 Th ou sa nd s Loans: Up $57 million, or ~4% LQA Strong CRE and HELOC growth offset by Ag and Mortgage decline Deposits: Down $59 million, or ~3% LQA I/B DDA and MMDA runoff majority of decline Commercial Mortgage DDA I/B DDA, MMDA, SAV Retail CDs Jumbo & Brokered CDs End of Period Loans End of Period Deposits Loan Yields & Cost of Deposits are Quarterly Averages Consumer 27

Net Interest Income Linked quarter (3Q26 vs. 2Q26) Net interest income up $2.3 million • Interest income increased $2.7 million – Additional day in Q3 vs. Q2 – Higher average loan balances – Average earning asset yield up 13bp to 5.84% • Loan yield up 9bps to 6.50% • T/E Investment yield up 9bps • Interest expense increased $0.3 million – Average cost of funds increased by 1bp to 1.42% • Average cost of deposits remained flat at 1.43% – Additional day in Q3 vs. Q2 – Mitigated by lower average deposit balances $75,725 $78,680 $78,851 $81,208 $83,518 4.06% 4.13% 4.26% 4.30% 4.42% 3.85% 3.92% 4.08% 4.13% 4.26% 2.50% 2.75% 3.00% 3.25% 3.50% 3.75% 4.00% 4.25% 4.50% 4.75% $68,000 $73,000 $78,000 $83,000 $88,000 3Q25 4Q25 1Q26 2Q26 3Q26 T/E Net Interest Margin Core Net Interest Margin 28

Non-Interest Income 5,087 5,033 4,776 5,328 5,306 4,288 4,519 4,509 5,010 5,007 3,927 3,956 3,826 3,988 4,280 1,189 1,109 1,483 1,549 1,359 3,938 2,693 2,632 2,871 2,747 $18,429 $17,310 $17,226 $18,746 $18,699 3Q25 4Q25 1Q26 2Q26 3Q26 Interchange Wealth Management Dep. Service Charges Other Income Gains on Sales of Loans Linked quarter (3Q26 vs. 2Q26) • Noninterest income flat q/q – Deposit Service Charges & Fees up solidly QoQ driven by 1 additional processing day – Wealth Management Fees flat from Q2 • Q2 included annual tax fees for WM ($216k) • Challenging fixed income capital markets were a headwind • Continued momentum in new client acquisition a positive – Interchange Revenue down $22k • Flat from strong performance in Q2 • Transactions up 1%; pricing down – Gains on Sales of Loans down $190k • Higher mortgage rates causing lower volume 29

Non-Interest Expense 25,444 27,620 28,312 27,142 28,169 5,255 4,965 5,336 5,178 5,557 4,175 3,823 4,268 4,358 4,495 1,960 2,162 1,991 2,144 2,209 12,866 11,380 12,461 11,560 12,678 $49,700 $49,950 $52,368 $50,382 $53,108 3Q25 4Q25 1Q26 2Q26 3Q26 Occupancy Linked quarter (3Q26 vs. 2Q26) • Noninterest expense up $2.7 million or 5% from Q2 – Salary & Benefits Expense up $1.0 million or 4% • Driven by increased salary and health insurance expenses. – Marketing Expense up $490k or 40% • Increase driven by higher donations/sponsorships and customer appreciation costs – Occupancy, Furniture, & Fixtures up $379k or 7% • Increased facility expenses – Other Operating Expenses increase $736k or 9% • Driven largely by external risk events • Unfunded loan commitment expense increased Data Processing Other Operating Expenses Professional Fees 51% 55% 54% 54% 53% Salaries & Benefits as % of noninterest expense 30

Net Charge offs/Average Loans 0.05% 0.04% 0.08% 0.05% 0.04% 3Q25 4Q25 1Q26 2Q26 3Q26 0.28% 0.35% 0.35% 0.32% 0.29% 3Q25 4Q25 1Q26 2Q26 3Q26 Nonperforming Assets/Assets Reserve/Gross Loans 1.32% 1.32% 1.34% 1.34% 1.32% 1.00% 1.10% 1.20% 1.30% 1.40% 1.50% 3Q25 4Q25 1Q26 2Q26 3Q26 Nonperforming Loans/Total Loans Asset Quality 0.41% 0.50% 0.51% 0.45% 0.40% 3Q25 4Q25 1Q26 2Q26 3Q26 31

Supplemental Information 32

3rd Quarter 2026 Earnings $ in thousands, except per share data 3Q26 2Q26 3Q25 2Q26 3Q25 Net interest income 83,518$ 81,208$ 75,725$ 2,310$ 7,793$ Noninterest income 18,699 18,746 18,429 (47) 270 Total revenue 102,217 99,954 94,154 2,263 8,063 Provision for credit losses 500 1,500 700 (1,000) (200) Noninterest expense 53,108 50,382 49,700 2,726 3,408 Pre-tax income 48,609 48,072 43,754 537 4,855 Income tax expense 9,972 9,900 8,680 72 1,292 Effective income tax rate (%) 20.5% 20.6% 19.8% -0.1% 0.7% Net income 38,637$ 38,172$ 35,074$ 465$ 3,563$ Fully Diluted Earnings per Share 1.03$ 1.02$ 0.94$ 0.01$ 0.09$ Diluted Average # of Shares Outstanding 37,578 37,564 37,493 14 85 Return on assets (ROA) 1.83% 1.80% 1.68% 0.03% 0.15% Return on equity (ROE) 12.83% 12.82% 13.00% 0.01% -0.17% Return on average tangible common equity (ROATCE) 19.29% 19.43% 21.14% -0.14% -1.85% T/E Net Interest Margin 4.42% 4.30% 4.06% 0.12% 0.36% Efficiency ratio 49.05% 47.38% 49.26% 1.67% -0.21% Quarter ended Change from 33

USE OF NON-GAAP FINANCIAL MEASURES The accounting and reporting policies of German American Bancorp, Inc. (the “Company”) conform to U.S. generally accepted accounting principles (“GAAP”) and general practices within the banking industry. As a supplement to GAAP, the Company has provided certain non-GAAP financial measures in this presentation, which it believes are useful because they assist investors in assessing the Company’s operating performance. Specifically, the Company has presented its efficiency ratio, net interest margin, tangible common equity ratio, and return on average tangible common equity. A reconciliation of these non-GAAP measures to comparable GAAP financial measures is set forth in the tables below. The Company also presents its net income, earnings per share, non-interest income, non-interest expense, efficiency ratio, return on average assets, return on average equity, and return on average tangible common equity on an as adjusted basis for the periods set forth below to reflect the exclusion of the following items: (1) the Current Expected Credit Losses (“CECL”) “Day 2” provision expense for acquired loans that have only insignificant credit deterioration (i.e., non-PCD loans) related to the Heartland merger; (2) non-recurring expenses related to the Heartland merger; (3) the net gain on the extinguishment of debt resulting from the redemption of certain subordinated notes on September 15, 2025 and December 30, 2025; (4) the operating results for German American Insurance, Inc. (“GAI”), whose assets were sold effective June 1, 2024; (5) the gain on the sale of GAI assets; and (6) the loss related to the securities portfolio restructuring transaction that occurred in the second quarter of 2024. Management believes excluding such items from these financial measures may be useful in assessing the Company’s underlying operational performance since the applicable transactions do not pertain to its core business operations and exclusion may facilitate better comparability between periods. In addition, management believes that by excluding such items the measures are useful to the Company, as well as analysts and investors, in assessing operating performance. Management also believes excluding these items may enhance comparability for peer comparison purposes. Management believes that it is standard practice in the banking industry to present the efficiency ratio and net interest margin on a fully tax-equivalent basis and that, by doing so, it may enhance comparability for peer comparison purposes. The tax-equivalent adjustment to net interest income (for purposes of the efficiency ratio) and net interest margin recognizes the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. The Company also presents its core net interest margin excluding discount accretion on acquired loans (a non- recurring increase in interest income arising when a loan portfolio is acquired below face value in a merger or acquisition). Management believes that excluding such accretion helps the Company, analysts, and investors evaluate the core spread between earning assets and funding costs. In management’s view, tangible common equity measures are capital adequacy metrics that are meaningful to the Company, as well as to analysts and investors, in assessing the Company’s use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution’s capital strength since they eliminate intangible assets from shareholders’ equity but retain the effect of accumulated other comprehensive income (loss). Although intended to enhance investors’ understanding of the Company’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. 34

USE OF NON-GAAP FINANCIAL MEASURES

Non-GAAP Reconciliation – Net Income and Earnings Per Share (Dollars in Thousands, except per share amounts)	Year Ended 12/31/2024	Year Ended 12/31/2025	Three Months Ended 9/30/2025	Three Months Ended 9/30/2026	Nine Months Ended 9/30/2025	Nine Months Ended 9/30/2026
Net Income, as reported	$ 83,811	$ 112,635	$ 35,074	$ 38,637	$ 76,952	$ 109,961
Adjustments (net of tax):						
Plus: CECL Day 2 non-PCD provision	-	12,150	-	-	12,150	-
Plus: Non-recurring merger-related expenses	1,082	5,418	101	-	5,418	-
Less: Net gain on debt extinguishment	-	519	731	-	731	-
Less: Loss on securities restructuring	(27,189)	-	-	-	-	-
Less: Income from GAI operations	767	-	-	-	-	-
Less: Gain on sale of GAI assets	27,476	-	-	-	-	-
Adjusted Net Income	**$ 83,839**	**$ 129,684**	**$ 34,444**	**$ 38,637**	**$ 93,789**	**$ 109,961**
Weighted Average Shares Outstanding	29,656,416	36,796,342	37,493,028	37,578,441	36,561,331	37,553,745
Earnings Per Share, as reported	$ 2.83	$ 3.06	$ 0.94	$ 1.03	$ 2.10	$ 2.93
Earnings Per Share, as adjusted	**$ 2.83**	**$ 3.52**	**$ 0.92**	**$ 1.03**	**$ 2.57**	**$ 2.93**

Non-GAAP Reconciliation – Non-Interest Income and Non-Interest Expense (Dollars in Thousands)	Year Ended 12/31/2024	Year Ended 12/31/2025	Three Months Ended 9/30/2025	Three Months Ended 9/30/2026	Nine Months Ended 9/30/2025	Nine Months Ended 9/30/2026
Non-Interest Income	$ 62,660	$ 67,312	$ 18,429	$ 18,699	$ 50,002	$ 54,671
Less: Gain (Losses) on securities	105	-	-	-	-	-
Less: Loss on securities restructuring	(34,893)	-	-	-	-	-
Less: Net gain on debt extinguishment	-	692	975	-	975	-
Less: Revenue from GAI operations	4,434	-	-	-	-	-
Less: Gain on sale of GAI assets	38,323	-	-	-	-	-
Adjusted Non-Interest Income	**$ 54,691**	**$ 66,620**	**$ 17,454**	**$ 18,699**	**$ 49,027**	**$ 54,671**
Non-Interest Expense	$ 146,377	$ 201,949	$ 49,700	$ 53,108	$ 151,999	$ 155,858
Less: Non-recurring merger-related expenses	1,370	6,996	135	-	6,996	-
Less: Expense from GAI operations	3,414	-	-	-	-	-
Less: Expense from sale of GAI assets	1,816	-	-	-	-	-
Adjusted Non-Interest Expense	**$ 139,777**	**$ 194,953**	**$ 49,565**	**$ 53,108**	**$ 145,003**	**$ 155,858**

German American Bancorp, Inc.

35

USE OF NON-GAAP FINANCIAL MEASURES

Non-GAAP Reconciliation – Efficiency Ratio	Year Ended		Three Months Ended		Nine Months Ended	
(Dollars in Thousands)	**12/31/2024**	**12/31/2025**	**9/30/2025**	**9/30/2026**	**9/30/2025**	**9/30/2026**
Adjusted Non-Interest Expense from above	$ 139,777	$ 194,953	$ 49,565	$ 53,108	$ 145,003	$ 155,858
Less: Intangible Amortization	2,032	10,148	2,693	2,254	7,566	7,087
Adjusted Non-Interest Expense excluding Intangible Amortization	**$ 137,745**	**$ 184,805**	**$ 46,872**	**$ 50,854**	**$ 137,437**	**$ 148,771**
Net Interest Income	$ 190,591	$ 294,132	$ 75,725	$ 83,518	$ 215,452	$ 243,577
Add: FTE Adjustment	5,494	5,437	1,273	1,466	3,862	4,205
Net Interest Income (FTE)	$ 196,085	$ 299,569	$ 76,998	$ 84,984	$ 219,314	$ 247,782
Adjusted Non-Interest Income from above	$ 54,691	$ 66,620	$ 17,454	$ 18,699	$ 49,027	$ 54,671
Adjusted Total Revenue	**$ 250,776**	**$ 366,189**	**$ 94,452**	**$ 103,683**	**$ 268,341**	**$ 302,453**
Efficiency Ratio	49.2%	52.3%	49.3%	49.1%	53.6%	49.2%
Adjusted Efficiency Ratio	**54.9%**	**50.5%**	**49.6%**	**49.0%**	**51.2%**	**49.2%**

Non-GAAP Reconciliation – Net Interest Margin	Year Ended		Three Months Ended		Nine Months Ended	
(Dollars in Thousands)	**12/31/2024**	**12/31/2025**	**9/30/2025**	**9/30/2026**	**9/30/2025**	**9/30/2026**
Net Interest Income (FTE) from above	$ 196,085	$ 299,569	$ 76,998	$ 84,984	$ 219,314	$ 247,782
Less: Accretion of Discount on Acquired Loans	1,507	15,556	3,914	3,020	11,589	9,711
Adjusted Net Interest Income (FTE)	$ 194,578	$ 284,013	$ 73,084	$ 81,964	$ 207,725	$ 238,071
Average Earning Assets	$ 5,722,010	$ 7,453,650	$ 7,538,784	$ 7,645,800	$ 7,357,725	$ 7,646,920
Net Interest Margin (FTE)	3.43%	4.02%	4.06%	4.42%	3.98%	4.33%
Core Net Interest Margin (FTE)	**3.40%**	**3.81%**	**3.85%**	**4.26%**	**3.77%**	**4.16%**

Non-GAAP Reconciliation – Return on Average Assets	Year Ended		Three Months Ended		Nine Months Ended	
(Dollars in Thousands)	**12/31/2024**	**12/31/2025**	**9/30/2025**	**9/30/2026**	**9/30/2025**	**9/30/2026**
Adjusted Net Income from above	$ 83,839	$ 129,684	$ 34,444	$ 38,637	$ 93,789	$ 109,961
Average Assets	$ 6,233,753	$ 8,237,194	$ 8,350,565	$ 8,425,740	$ 8,137,211	$ 8,429,604
Return on Average Assets, as reported	1.34%	1.37%	1.68%	1.83%	1.26%	1.74%
Return on Average Assets, as adjusted	**1.34%**	**1.57%**	**1.65%**	**1.83%**	**1.54%**	**1.74%**

German American Bancorp, Inc.
36

USE OF NON-GAAP FINANCIAL MEASURES

Non-GAAP Reconciliation – Return on Average Equity (Dollars in Thousands)	Year Ended 12/31/2024	Year Ended 12/31/2025	Three Months Ended 9/30/2025	Three Months Ended 9/30/2026	Nine Months Ended 9/30/2025	Nine Months Ended 9/30/2026
Adjusted Net Income from above	$ 83,839	$ 129,684	$ 34,444	$ 38,637	$ 93,789	$ 109,961
Average Equity	$ 685,862	$ 1,050,990	$ 1,079,359	$ 1,204,202	$ 1,020,200	$ 1,193,332
Return on Average Equity, as reported	12.22%	10.72%	13.00%	12.83%	10.06%	12.29%
Return on Average Equity, as adjusted	**12.22%**	**12.34%**	**12.76%**	**12.83%**	**12.26%**	**12.29%**

Non-GAAP Reconciliation – Tangible Common Equity Ratio (Dollars in Thousands)	Year Ended 12/31/2024	Year Ended 12/31/2025	Three Months Ended 9/30/2025	Three Months Ended 9/30/2026
Equity, as reported	$ 715,067	$ 1,162,325	$ 1,119,723	$ 1,153,871
Intangibles, as reported	183,043	409,260	411,656	402,075
Tangible Common Equity	$ 532,024	$ 753,065	$ 708,067	$ 751,796
Assets, as reported	$ 6,295,910	$ 8,388,780	$ 8,401,248	$ 8,411,291
Intangibles, as reported	183,043	409,260	411,656	402,075
Assets less Intangibles	$ 6,112,867	$ 7,979,520	$ 7,989,592	$ 8,009,216
Tangible Common Equity Ratio	**8.70%**	**9.44%**	**8.86%**	**9.39%**

Non-GAAP Reconciliation – Return on Average Tangible Common Equity (Dollars in Thousands)	Year Ended 12/31/2024	Year Ended 12/31/2025	Three Months Ended 9/30/2025	Three Months Ended 9/30/2026	Nine Months Ended 9/30/2025	Nine Months Ended 9/30/2026
Net Income, as reported	$ 83,811	$ 112,635	$ 35,074	$ 38,637	$ 76,952	$ 109,961
Total Adjustments from above	28	17,049	(630)	-	16,837	-
Adjusted Net Income	**$ 83,839**	**$ 129,684**	**$ 34,444**	**$ 38,637**	**$ 93,789**	**$ 109,961**
Average Equity, as reported	$ 685,862	$ 1,050,990	$ 1,079,359	$ 1,204,202	$ 1,020,200	$ 1,193,332
Average Intangibles, as reported	184,664	395,603	415,666	403,104	390,701	405,485
Average Tangible Common Equity	$ 501,198	$ 655,387	$ 663,693	$ 801,098	$ 629,499	$ 787,847
Return on Average Tangible Common Equity, as reported	16.72%	17.19%	21.14%	19.29%	16.30%	18.61%
Return on Average Tangible Common Equity, as adjusted	**16.73%**	**19.79%**	**20.76%**	**19.29%**	**19.87%**	**18.61%**

German American Bancorp, Inc.
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